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                                                                     EXHIBIT 4.2

                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF

      Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of June 10, 1998, between Cisco Systems, Inc., a California corporation (the "Company"), and Fleet National Bank (f/k/a BankBoston, N.A.), a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of July 27, 2000, as provided below.

      1. CERTAIN DEFINITIONS. Section 1 of the Agreement shall be amended as follows:

            (a) The phrase "upon approval by a majority of the Continuing Directors (as such term is hereinafter defined))" shall be deleted from the definition of Acquiring Person.

            (b) The definition of Continuing Director shall be deleted.

      2. ISSUE OF RIGHTS CERTIFICATES. Section 3(a) of the Agreement shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the first sentence of the paragraph.

      3. FORM OF RIGHTS CERTIFICATES. Section 4(b)(iii)(B) of the Agreement shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

      4. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. Section 7(e)(iii)(B) shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

      5. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS.
Section 11 shall be amended as follows:

            (a) The phrase ", upon approval by a majority of the Continuing Directors," which appears four times in subsection (a)(iii) and once in subsection (d)(ii) shall be deleted.

            (b) The phrase "a majority of the Continuing" in the second sentence of subsection (b) and the first sentence of subsection (c) shall be replaced with the phrase "the Board of".

            (c) The phrase "a majority of the Continuing Directors" in the second sentence of subsection (d)(i) shall be replaced with the phrase "the Board of Directors of the Company".


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      6. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. Section 14 (a) shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the second to last sentence of the paragraph.

      7. ISSUANCE OF NEW RIGHTS CERTIFICATES. Section 22 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

      8. REDEMPTION AND TERMINATION. Section 23 shall be amended as follows:

            (a) The phrase "a majority of the Continuing" in the first and last sentences of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

            (b) The proviso in subsection (a) which reads "provided, however, that, notwithstanding anything to the contrary contained in this Section 23(a), the Company may not take any action pursuant to this Section 23(a) unless (x) at the time of the action of the Board of Directors of the Company approving such redemption and the form of payment of the Redemption Price, there are then in office not less than two Continuing Directors and (y) such action is approved by a majority of the Continuing Directors then in office" shall be deleted.

            (c) The phrase "a majority of the Continuing" in the first sentence of subsection (b) shall be replaced with the phrase "the Board of".

            (d) The phrase "a majority of the Continuing Directors" in the third sentence of subsection (b) shall be replaced with the phrase "the Board of Directors of the Company".

      9. EXCHANGE. Section 24 shall be amended as follows:

            (a) The phrase "a majority of the Continuing" in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

            (b) The phrase "a majority of the Continuing Directors" in the first sentence of subsection (c) shall be replaced with the phrase "the Board of Directors of the Company".

            (c) The phrase ",upon approval by a majority of the Continuing Directors," in the second sentence of subsection (c) shall be deleted.

      10. SUPPLEMENTS AND AMENDMENTS. Section 27 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the first and second sentences of the Section.


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      11. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. Section 29 shall be amended as follows:

            (a) The designation "(a)" at the beginning of Section 29 shall be deleted.

            (b) The phrase "or the Continuing Directors" in the last sentence of subsection (a) shall be deleted.

            (c) Subsection (b) shall be deleted in its entirety.

      12. SEVERABILITY. Section 31 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors,"

      The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of July 27, 2000, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.

                                             CISCO SYSTEMS, INC.


                                             By /s/ Larry R. Carter
                                                --------------------------------
                                             Name: Larry R. Carter
                                                  ------------------------------
                                             Title: Senior Vice President,
                                                    Finance and Administration,
                                                    Chief Financial Officer,
                                                    Secretary, and Director
                                                   -----------------------------
Acknowledged and Agreed:

FLEET NATIONAL BANK
(f/k/a BankBoston, N.A.),
as Rights Agent


By: /s/ Joshua P. McGinn
   ----------------------------
Name: Joshua P. McGinn
     --------------------------
Title: Senior Account Manager
      -------------------------